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                                 EXHIBIT 3(ii)


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                   AS AMENDED AND RESTATED JANUARY 26, 1994


                                     BYLAWS
                                       OF
                                 E-SYSTEMS, INC.


                                    ARTICLE I

                                     OFFICES

     Section 1. The principal office shall be in the city of Wilmington, County of New Castle, State of Delaware.

     Section 2. The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.


                                   ARTICLE II

                           MEETINGS OF STOCKHOLDERS

     Section 1. Annual or special meetings of the stockholders shall be held at such place within the United States of America as may be fixed by the board of directors, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     Section 2. Annual meetings of stockholders shall be held such day and at such time as may be fixed by the board of directors at which they shall elect by a plurality vote a board of directors and transact such other business as may properly be brought before the meeting.

     Section 3. Written notice of the annual meeting shall be given to each stockholder entitled to vote thereat at least ten days before the date of the meeting.

     Section 4. A complete list of the stockholders entitled to vote at any election of directors, arranged in alphabetical order and showing the address of each stockholder and the number of voting shares held by each, shall be prepared by the officer in charge of the stock ledger and shall be filed at the place where the election is to be held or at another place within the city, town or village where the election is to be held (which place, if other than the meeting place, shall be specified in the notice of the meeting) at least ten (10) days before such election and shall at all times prior to the election during the usual hours for business, and during the whole time of


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said election, be open to examination and inspection of any stockholder.

     Section 5. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the Chairman of the Board or by the Chief Executive Officer or the President and shall be called by the Chief Executive Officer, the President or the Secretary at the request in writing of a majority of the board of directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

     Section 6. Written notice of a special meeting of stockholders, stating the time, place and object thereof, shall be given to each stockholder entitled to vote thereat, at least ten days before the date fixed for the meeting.

     Section 7. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

     Section 8. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

     Section 9. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question.

     Section 10. Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy


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provides for a longer period; and, except where the transfer books of the corporation have been closed or a date has been fixed as a record date for the determination of its stockholders entitled to vote, no share of stock shall be voted on at any election for directors which has been transferred on the books of the corporation within twenty days next preceding such election of directors.

     Section 11. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provisions of the statutes or of the certificate of incorporation, the meeting and vote of stockholders may be dispensed with if all the stockholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken.


                                  ARTICLE III

                                   DIRECTORS


     Section 1. The number of directors shall be the number fixed from time to time by resolutions of the board of directors; provided that the number shall be not less than three (3) nor more than fifteen (15). Unless otherwise provided in the certificate of incorporation, the directors shall be elected annually and each director shall continue in office until a successor shall have been elected and qualified, or until death, or until he or she shall resign, or shall have been removed for adequate cause. Directors need not be stockholders.

     Section 2. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum; and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced.

     Section 3. The business of the corporation shall be managed by its board of directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

     Section 4. There shall be the position of "Chairman Emeritus" of the board of directors, which shall be an honorary title which is bestowed on such person or persons as the board may from time to time designate and shall carry with it such rights, privileges, and perquisites as the board may establish.


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                       MEETINGS OF THE BOARD OF DIRECTORS

     Section 5. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

     Section 6. The first meeting of each newly elected board of directors shall be held immediately following the meeting of stockholders at which such directors were elected, or be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event such meeting is not held immediately following the annual meeting, or at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

     Section 7. Regular meetings of the board of directors shall be held without special notice at such time and at such place as shall from time to time be determined by the board.

     Section 8. Special meetings of the board of directors may be called by the Chairman of the Board or by the President, or, on the written request of two directors, by the Secretary on twenty-four hours' notice to each director either personally or by mail or telegram.

     Section 9. At any stated or special meeting of the board of directors a majority of the directors at the time in office (but not less than one-third of the whole board) shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors except as may be otherwise specifically provided by statute or by the certificate of incorporation. In the absence of a quorum, a majority of the directors present may adjourn any meeting from time to time until a quorum is present. No notice of any adjourned meeting need be given.

                           COMMITTEES OF DIRECTORS

     Section 10. The board of directors may, by resolution adopted by affirmative vote of a majority of the whole board, appoint one or more committees, including, but not limited to, an executive committee, each committee to consist of two or more of the directors of the corporation. At any meeting of the committees a majority of the members


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of the committee shall constitute a quorum for the transaction of business, and the act of a majority of the members present at any meeting at which a quorum is present shall be the act of the committee. Any such committee or committees, other than the executive committee, appointed by the board of directors shall have and may exercise only the power of recommending action to the board of directors and of carrying out and implementing any instructions or any policies, plans and programs theretofore approved and adopted by the board of directors. The executive committee shall, during the intervals between meetings of the board of directors, have and may exercise all of the powers of the board of directors in the management of the business and affairs of the corporation, including the election or appointment of officers of the corporation (other than the President, Secretary and Treasurer), the declaration of dividends upon the capital stock of the corporation subject to the provisions of these Bylaws, and may authorize the seal of the corporation be affixed to all papers which may require it; provided, however, that the executive committee may not rescind any action previously taken by the board of directors. Meetings of the executive committee may be called and notices given in the same manner as calling and giving notice of special meetings of the board of directors.

     Section 11. The committee shall keep regular minutes of their proceedings and report the same to the board of directors, when required.

                           COMPENSATION OF DIRECTORS

     Section 12. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may, if authorized by the board of directors, be paid a fixed sum for attendance at each meeting of the board of directors, a stated salary as a director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

     Section 13. Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting if prior to such action a written consent thereto is signed by all members of the board or of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the board or committees.


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                                  ARTICLE IV

                                   NOTICES

     Section 1. Notices to directors and stockholders shall be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the corporation. Notice by mail shall be deemed given at the time when the same shall be mailed. Notice to directors may also be given personally and by telegram.

     Section 2. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                   ARTICLE V

                                   OFFICERS

     Section 1. The elected officers of the corporation shall be a Chairman of the Board, a Chief Executive Officer (each of whom shall be a director), a President and one or more Vice Presidents, with or without such descriptive titles and designations as the board of directors shall deem appropriate, a Vice President - Finance and Chief Financial Officer, a Vice President - Financial Operations, a Treasurer, and a Secretary. The board of directors by resolution may also appoint one or more Assistant Secretaries, Assistant Treasurers, Assistant Controllers and such other officers and agents as from time to time may appear to be necessary or advisable in the conduct of the affairs of the corporation. Any two or more offices may be held by the same person except as noted herein the Chairman of the Board, Chief Executive Officer or President shall not hold the office of Secretary; and the offices of Treasurer and Vice President - Financial Operations may not be held by the same person.

     Section 2. The board of directors at its first meeting after each annual meeting of stockholders shall elect and appoint the officers to fill the positions designated in Section 1 of this Article V.

     Section 3. The salaries of all elected officers of the corporation shall be fixed by the board of directors.

     Section 4. The officers of the corporation shall hold office until their successors are chosen and qualified. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the whole board of directors. Any vacancy occurring in


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any office of the corporation by death, resignation, removal or otherwise shall be filled by the board of directors.

                            CHAIRMAN OF THE BOARD

     Section 5. The Chairman of the Board shall preside at all meetings of stockholders, except as otherwise may be provided by statute, and at all meetings of the board of directors. The Chairman of the Board shall perform such other duties as the board of directors may from time to time designate.


                           CHIEF EXECUTIVE OFFICER

     Section 6. The Chief Executive Officer shall be the chief executive officer of the corporation, and, subject to the provisions of these Bylaws, shall be responsible for general management of the affairs of the corporation. The Chief Executive Officer shall preside in the absence of the Chairman of the Board at all meetings of stockholders, except as otherwise be provided by statute, and at all meetings of the board of directors. The Chief Executive Officer shall have general authority to execute all bonds, deeds, contracts, agreements and instruments in the name of the corporation and to cause the corporate seal to be affixed thereto; and to delegate any such authority to any other elected officer of the corporation. The Chief Executive Officer shall have general authority to cause the employment or appointment of employees and agents of the corporation and to fix their compensation; and to remove or suspend any employee or agent who shall have been employed or appointed pursuant to this authority or under authority of an officer subordinate to the Chief Executive Officer.

     The Chief Executive Officer shall direct and supervise the corporate staff, including corporate staff officers, who shall report to the Chief Executive Officer; and shall have the power to remove or suspend for cause any subordinate officer to the Chief Executive Officer, pending final action by the authority which elected or appointed such officer.

     In general, the Chief Executive Officer is authorized to exercise all powers usually appertaining to the office of the chief executive of a corporation under applicable corporate law; and shall be primarily responsible for implementing the policy of the board of directors towards achieving objectives established for growth, profitability, corporate conduct and image. In the absence of the Chief Executive Officer, such duties shall be performed and such powers may be exercised by the President, or by such other officer as the Chief Executive Officer may designate in writing, subject to review and superseding action by the board of directors.


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                                   PRESIDENT

     Section 7. The President shall be the chief operating officer of the corporation and, subject to the general supervision and direction of the Chairman of the Board and Chief Executive Officer, shall be responsible for the business and operations of the corporation. The President shall have authority to execute contracts, agreements and instruments in the name of the corporation in the ordinary course of business and to cause the corporate seal to be affixed thereto; and to delegate any such authority to any subordinate elected officer of the corporation. The President shall have general authority to cause the employment of employees and agents for the business and operations of the corporation and to fix their compensation and to remove or suspend any employee or agent who shall have been employed under the President's authority or under authority of a subordinate officer. The President shall direct and supervise the operating officers and group executives, who shall report to the President; and shall have the power to remove or suspend for cause any subordinate officer pending final action by the authority which elected or appointed such officer.

     In general, the President is authorized to exercise all powers usually necessary to conduct the everyday business and operations of the corporation towards achieving corporate goals and objectives.

     In the absence of the President, the duties and powers of the office shall be performed and be exercised by such other officer as the President shall designate in writing, subject to review and superseding action by the Chief Executive Officer or the board of directors.

              VICE PRESIDENT - FINANCE AND CHIEF FINANCIAL OFFICER

     Section 8. The Vice President - Finance and Chief Financial Officer shall be chief accounting and financial officer of the corporation and shall have active control of and shall be responsible for all matters pertaining to the accounts and finances of the corporation; and all decisions affecting either accounts or finances shall be subject to approval or concurrence by this officer. The Vice President - Finance and Chief Financial Officer shall be responsible for maintaining liaison with all government and other regulatory bodies and shall establish comprehensive budget and cost control programs; internal audit and operational analysis of overhead functions and approve all major financial aspects of all contractual arrangements. The Vice President - Finance and Chief Financial Officer shall be responsible for all financial planning for the corporation on both a long-term and short-term basis and the disposition


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of investments held by the corporation as authorized by the board of directors or executive committee. The Vice President - Finance and Chief Financial Officer shall direct the Treasurer and the Vice President - Financial Operations in the performance of their duties. The Vice President - Finance and Chief Financial Officer shall audit all payrolls and vouchers of the corporation and shall direct the manner of certifying the same; shall supervise the manner of keeping all vouchers for payment by the corporation and all other documents relating to such payment; shall receive, audit and consolidate all operating and financial statements of the corporation and its various subsidiaries and divisions and shall have supervision of the books of account of the corporation, its various subsidiaries and divisions, their arrangement and classification; shall supervise the accounting and auditing practices of the corporation, and shall have charge of all matters relating to insurance and taxation. The Vice President - Finance and Chief Financial Officer may assign to the Treasurer and the Vice President - Financial Operations or to one or more Assistant Treasurers and Assistant Controllers such duties as may be deemed necessary or advisable.

                                VICE PRESIDENTS

     Section 9. The several Vice Presidents shall perform duties and services as shall be assigned to or required of them from time to time by the board of directors or the officer to whom they report. Except as otherwise provided in these Bylaws, the staff Vice Presidents shall report to and be under the supervision and direction of the Chief Executive Officer, and the operating Vice Presidents (including group executives) shall report to and be under the supervision and direction of the President. Each Vice President shall have authority to execute contracts, agreements and instruments in the name of the corporation in the ordinary course of business and to cause the corporate seal to be affixed thereto, subject to such limitations or restrictions as the officer to whom such Vice President reports may direct.

                       SECRETARY AND ASSISTANT SECRETARIES

     Section 10. The Secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all proceedings of the meetings of the stockholders of the corporation and of the board of directors in a book to be kept for that purpose, and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and meetings of the board of directors. The Secretary shall be under the supervision of the Chairman of the Board and the Chief Executive Officer and shall perform such other duties as may


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be prescribed by either the Chairman of the Board or the Chief Executive
Officer. The Secretary shall have charge of the seal of the corporation and have authority to affix the same to any instrument requiring it, and when so affixed it may be attested by the Secretary's signature or by the signature of the Treasurer or an Assistant Secretary, which may be facsimile. The Secretary shall keep and account for all books, documents, papers and records of the corporation except those for which some other officer or agent is properly accountable. The Secretary shall have authority to sign stock certificates, and shall generally perform all the duties usually appertaining to the office of the secretary of a corporation.

     Assistant Secretaries in the order of their seniority, unless otherwise determined by the board of directors, shall assist the Secretary, and in the absence or disability of the Secretary perform the duties and exercise the powers of the Secretary. They shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                      TREASURER AND ASSISTANT TREASURERS

     Section 11. Under the general direction of the Vice President - Finance and Chief Financial Officer of the corporation, the Treasurer shall be responsible for all matters pertaining to the finances of the corporation and its subsidiaries. The Treasurer shall have charge of all matters pertaining to taxation and insurance. The Treasurer shall have the care and custody of all monies, funds and securities of the corporation and shall deposit all monies and other valuable effects in the name of and to the credit of the corporation in such depositories as may be designated by the board of directors. The Treasurer shall cause to be recorded a statement of all receipts and disbursements of the corporation in order that proper entries may be made in the books of account. The Treasurer shall have the power to sign stock certificates, to endorse for deposit or collection, or otherwise, all checks, drafts, notes, bills of exchange, or other commercial paper payable to the corporation, and to give proper receipts or discharges for all payments to the corporation. The Treasurer shall be responsible for all terms of credit granted by the corporation and for the collection of all its accounts. The Treasurer shall perform such other duties as may be prescribed by the Vice President - Finance and Chief Financial Officer. If required by the board of directors, the Treasurer shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of the office and for the restoration to the corporation, in case of death, resignation, retirement or removal from office, of all books, papers, vouchers, money


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and other property of whatever kind in the possession or under control of the
Treasurer belonging to the corporation.

     In the absence of disability of the Treasurer, the duties of the office shall be performed by an Assistant Treasurer or other designated person.

                     VICE PRESIDENT - FINANCIAL OPERATIONS

     Section 12. Under the general direction of the Vice President - Finance and Chief Financial Officer, the Vice President - Financial Operations shall be responsible for all matters pertaining to the accounts of the corporation, its subsidiaries and divisions, with the supervision of the books of account, their installation, arrangement, and classification. The Vice President - Financial Operations shall maintain adequate records of all assets, liabilities, and transactions; shall audit all payrolls and vouchers for payment by the corporation and all documents pertaining to such vouchers; coordinate the efforts of the company's independent public accountants in its external audit program; receive, review, and consolidate all operating and financial statements of the corporation and its various departments and subsidiaries; and prepare financial statements, reports and analyses; supervising the accounting practices of the corporation and of each subsidiary and division of the corporation, and prescribing the duties and powers of the chief accounting personnel of the subsidiaries and divisions. The Vice President - Financial Operations shall cause to be maintained an adequate system of financial control through a program of budgets, financial planning and interpretive reports; and shall initiate and enforce measures and procedures whereby the business of the corporation and its subsidiaries and divisions shall be conducted with the maximum integrity, efficiency, and economy. The Vice President - Financial Operations shall perform such other duties as may be prescribed by the Vice President - Finance and Chief Financial Officer.

                             ASSISTANT CONTROLLERS

     Section 13. One or more Assistant Controllers may be designated to perform such functions under the supervision of the Vice President - Financial Operations as may be delegated or prescribed; and in the absence or disability of the Vice President - Financial Operations, the duties of such office shall be performed by the Assistant Controllers, in order of their seniority, unless otherwise determined by the Board of Directors.


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                                   ARTICLE VI

                 INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS

     Section 1. Each person who is or was or had agreed to become a director or officer of the corporation, or each such person who is or was serving or had agreed to serve at the request of the board of directors or an officer of the corporation as an employee or agent of the corporation or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified by the corporation to the full extent permitted by the General Corporation Law of the State of Delaware or any other applicable laws as presently or hereafter in effect. Without limiting the generality or effect of the foregoing, the corporation may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Article. No amendment or repeal of this
Article VI shall apply to or have any effect on the right to indemnity permitted or authorized hereunder for or with respect to claims asserted before or after such amendment or repeal arising from acts or omissions occurring in whole or in part before the effective date of such amendment or repeal.

                                  ARTICLE VII

                             CERTIFICATES OF STOCK

     Section 1. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the Chief Executive Officer, the President or Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by him in the corporation. If the corporation shall be authorized to issue more than one class of stock, the designation, preferences and relative, participating, optional or other special rights of each class and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class of stock; provided, however, except as otherwise provided in Section 194 of the General Corporation Law of Delaware, 1953, in lieu of the foregoing requirements, there may be set forth on the face or the back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests, the designations, preferences and relative, participating, optional or other special rights of each class of stock or


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shares thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

     Section 2. Where a certificate is countersigned by a transfer agent other than the corporation or its employee, or by a registrar other than the corporation or its employees, any other signature on the certificate may be a facsimile, engraved, stamped or printed. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the corporation such certificate or certificates may nevertheless be adopted by the corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the corporation.

                               LOST CERTIFICATES

     Section 3. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.


                               TRANSFER OF STOCK

     Section 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                                  RECORD DATE

     Section 5. The board of directors shall fix in advance a date, not exceeding fifty days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

                            REGISTERED STOCKHOLDERS

     Section 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments, a person registered on its books as the owner of shares, and shall not be bound to recognize an equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                          STOCK OPTIONS AND AGREEMENTS

     Section 7. Any stockholder of this corporation may enter into agreements giving to any other stockholder or stockholders or any third party an option to purchase any of his or her stock in the corporation; and such shares of stock shall thereupon be subject to such agreement and transferable only upon proof of compliance therewith; provided, however, that a copy of such agreement be filed with the corporation and reference thereto placed upon the certificates representing said shares of stock.

                                 ARTICLE VIII

                              GENERAL PROVISIONS

                                  DIVIDENDS

     Section 1. Dividends upon the capital stock of the corporation subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors or by the executive committee of the board of directors at any regular or special meeting thereof, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

     Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation; and the directors may modify or abolish any such reserve in the manner in which it was created.


                               ANNUAL STATEMENT

     Section 3. The board of directors shall present at each annual meeting, and when called for by vote of the stockholders at any special meeting of the stockholders, a full and clear statement of the business and condition of the corporation.

                                    CHECKS

     Section 4. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

                                  FISCAL YEAR

     Section 5. The fiscal year of the corporation shall be fixed by resolution of the board of directors.


                                     SEAL

     Section 6. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware". The


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seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.


                                  ARTICLE IX

                                  AMENDMENTS

     Section 1. These Bylaws may be altered or repealed at any regular meeting of the stockholders or of the board of directors or at any special meeting of the stockholders or of the board of directors if notice of such alteration or repeal be contained in the notice of such special meeting.